Exhibit 10.61

                                            THIRD AMENDMENT OF
                               AMENDED AND RESTATED PARTICIPATION AGREEMENT


         This Third Amendment of the Amended and Restated Participation Agreement (the "Amendment") is made and entered into as of this 5th day of February, 2004, by and between and Union Bank and Trust Company, a Nebraska banking corporation and trust company, solely in its capacity as trustee of various grantor trusts known as Short Term Federal Investment Trusts or other grantor trusts ("Union Bank") and National Education Loan Network, Inc., f/k/a Nelnet, Inc., a Nevada corporation ("Nelnet").

         WHEREAS, the parties hereto entered into that certain Amended and Restated Participation Agreement dated as of June 1, 2001, as amended (the "Agreement"), and the parties hereto wish to amend the Agreement under the terms set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. Definitions. Unless otherwise expressly stated herein, capitalized terms in this Amendment shall have the same meanings given to them in the Agreement.

         2. Change in Definition of Nelnet's Fee. For purposes of Section 1.03 of the Agreement, NELnet's Fee shall be defined to equal the difference between
(i) the total of interest received with respect to such Eligible Loans contained in a participation certificate, and (ii) an amount equal to 22.5 basis points (.225%) above the average of the bond equivalent rates of the quotes of 3-month commercial paper (financial) rates in effect for each of the days in such quarter as reported by the Federal Reserve in Publication H-15 (or its successor) for the relevant 3-month period, multiplied by the average aggregate principal balance of all Eligible Loans covered by said participation certificate.

         3. Effect of Amendment. This Amendment shall be effective as of the date first set forth above. Unless expressly modified or amended by this Amendment, all terms and provision contained in the Agreement shall remain in full force and effect without modification.

Union Bank and Trust Company             National Education Loan Network, Inc.,
                                         f/k/a Nelnet, Inc.



By:      /s/ Kenneth Backemeyer          By:      /s/ Terry J. Heimes
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Title:   /s/ Senior Vice President       Title:   /s/ Chief Financial Officer
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